Exhibit 99.1

Exterran Holdings and Exterran Partners Report
Second Quarter 2009 Results

HOUSTON, August 6, 2009 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the second quarter 2009.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported a net loss attributable to Exterran stockholders for the second quarter 2009 of $530.8 million, or $8.66 per diluted share, compared to a net loss attributable to Exterran stockholders for the first quarter 2009 of $59.4 million, or $0.97 per diluted share, and net income attributable to Exterran stockholders for the second quarter 2008 of $21.7 million, or $0.33 per diluted share.

Net income from continuing operations attributable to Exterran stockholders for the second quarter 2009 was $24.4 million, or $0.39 per diluted share, excluding the following charges: a $343.3 million loss from discontinued operations, net of tax, related to the previously announced expropriation of our wholly-owned assets and operations in Venezuela, and pretax charges that totaled $246.1 million, including a $150.8 million non-cash goodwill impairment charge related to the loss of our contract operations business in Venezuela, an $86.7 million non-cash fleet impairment charge related primarily to our North America contract operations, an $8.1 million restructuring charge and a $0.6 million charge related to our investments in non-consolidated affiliates in Venezuela.  Due to the expropriation in Venezuela, our Venezuelan contract operations and aftermarket services businesses are reflected as discontinued operations in our current and prior period financial results.

Net income from continuing operations for the first quarter 2009 attributable to Exterran stockholders, excluding charges, was $31.6 million, or $0.51 per diluted share, and net income from continuing operations for the second quarter 2008 attributable to Exterran stockholders, excluding charges, was $13.8 million, or $0.21 per diluted share.

Revenue was $678.0 million for the second quarter 2009, compared to $703.2 million for the first quarter 2009 and $773.4 million for the second quarter 2008.  EBITDA, as adjusted (as defined below), was $151.4 million for the second quarter 2009, compared to $163.9 million for the first quarter 2009 and $144.7 million for the second quarter 2008.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “Our financial results reflected the expropriation of our business in Venezuela and continuing difficult industry conditions, particularly in North America, where relatively low prices for natural gas and surplus levels of natural gas compression equipment have resulted in reduced demand for our products and services.  During the second quarter, however, we reduced our operating and general and administrative cost structure, which will help offset the negative impact of weak market conditions expected to continue at least through the remainder of 2009.  We expect our capital spending levels will moderate in 2010 as we focus on redeploying idle assets.

“We are optimistic about our strategy for building long-term value, which continues to include the use of a large portion of the operating cash flow from our North American operations and potential future proceeds from possible sales of our U.S. contract operations business to Exterran Partners to grow our business in our existing and new international markets.  We commenced new international contract operations in Brazil and Mexico in the second quarter of 2009, and have a significant backlog of new projects for both Latin America and the Eastern Hemisphere scheduled to begin operations through early 2010.

“As previously reported, substantially all of our wholly-owned operations in Venezuela were seized in June 2009 by Petroleos de Venezuela S.A.  The loss of our assets and investments in Venezuela, including the first quarter 2009 impairment on our investments in non-consolidated affiliates, has resulted in charges totaling approximately $475 million recorded in the first and second quarters of 2009.  We intend to vigorously pursue full compensation related to the loss of our expropriated assets, investments and cash flows in Venezuela.”

J. Michael Anderson, Exterran Holdings’ Senior Vice President and Chief Financial Officer, added, “In June 2009 we enhanced our overall financial position with the issuance of $355 million of 4.25% convertible senior unsecured notes due June 15, 2014.  We used $36.3 million of the net proceeds of this debt offering to pay the net cost of hedge and warrant transactions to reduce the potential dilution to our common stock upon conversion of the notes, and used the remaining net proceeds to repay approximately $309 million of secured indebtedness.  Our available debt capacity, after taking into account letters of credit, was $616 million at June 30, 2009.  The loss from discontinued operations and the goodwill and fleet impairment charges included in second quarter 2009 results did not impact our compliance with debt covenants.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $45.1 million for the second quarter 2009, compared to $48.2 million for the first quarter 2009 and $35.0 million for the second quarter 2008.  Net income was $2.7 million, or $0.13 per diluted limited partner unit, for the second quarter 2009, compared to $6.7 million, or $0.33 per diluted limited partner unit, for the first quarter 2009 and $6.1 million, or $0.35 per diluted limited partner unit, for the second quarter 2008.

Net income for the second quarter 2009 was $5.7 million, or $0.28 per diluted limited partner unit, excluding a $3.0 million non-cash fleet impairment charge.  The fleet impairment charge did not impact Exterran Partners’ cash flows, liquidity position, or compliance with debt covenants.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $21.1 million for the second quarter 2009, compared to $22.8 million for the first quarter 2009 and $20.3 million for the second quarter 2008.  Distributable cash flow (as defined below) totaled $12.7 million for the second quarter 2009, compared to $13.2 million for the first quarter 2009 and $14.0 million for the second quarter 2008.

“Exterran Partners’ cash flow generation remained relatively strong in the second quarter of 2009 as the benefits of cost reduction activities and its fee-based production-oriented business model helped to mitigate the negative impact of difficult industry conditions,” commented Mr. Danner, President and Chief Executive Officer of Exterran Partners’ managing general partner.

On July 30, 2009, Exterran Partners announced a cash distribution of $0.4625 per limited partner unit for the second quarter 2009, compared to $0.4625 per limited partner unit for the first quarter 2009 and $0.4250 per limited partner unit for the second quarter 2008.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their second quarter 2009 earnings release:

•
Teleconference: Thursday, August 6, 2009 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 888-599-8691. International participants should dial 913-312-6684 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 2819045.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, August 6, 2009, until 2:00 p.m. Eastern Time on Thursday, August 13, 2009. To listen to the replay, please dial 888-203-1112 in the United States and Canada, or 719-457-0820 internationally, and enter access code 2819045.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation and amortization expense, impairment charges, non-cash selling, general and administrative (“SG&A”) expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation and amortization expense, impairment charges, non-cash SG&A expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in over 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies, including Exterran Holdings’ ability to reduce costs; the impact of cost reductions on the Companies’ future financial performance; the Companies’ expected future capital expenditures; Exterran Holdings’ plans to sell portions of its U.S. contract operations business to Exterran Partners; Exterran Holdings’ plans to use operating cashflow from its North American business and proceeds from sales of its U.S. contract operations business to Exterran Partners to grow in international markets; the future profitability of international operations; Exterran Holdings’ ability to execute on its backlog of international contract operations projects and the ability of those projects to begin generating revenues through early 2010; Exterran Holdings’ ability to obtain economic recovery for its seized assets, operations and investments in Venezuela; the Companies’ expectations regarding future economic and market conditions; and the Companies’ financial and operational outlook and ability to fulfill that outlook.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2008, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Revenues:
North America contract operations	$178,455	$194,393	$194,607
International contract operations	95,448	90,679	91,768
Aftermarket services	78,504	75,531	92,957
Fabrication	325,561	342,609	394,044
	677,968	703,212	773,376

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	74,420	83,705	86,303
International contract operations	37,897	32,805	36,467
Aftermarket services	61,778	59,754	73,695
Fabrication	275,561	286,714	355,284
Selling, general and administrative	86,380	85,111	89,582
Merger and integration expenses	-	-	1,458
Depreciation and amortization	85,903	82,073	81,671
Fleet impairment	86,684	-	-
Restructuring charges	8,076	7,304	-
Goodwill impairment	150,778	-	-
Interest expense	29,163	26,734	30,125
Equity in (income) loss of non-consolidated affiliates	567	91,117	(6,962)
Other (income) expense, net	(9,433)	(3,362)	(5,705)
	887,774	751,955	741,918

Income (loss) before income taxes	(209,806)	(48,743)	31,458
Provision for (benefit from) income taxes	(23,177)	10,963	15,314
Income (loss) from continuing operations	(186,629)	(59,706)	16,144
Income (loss) from discontinued operations, net of tax	(343,323)	1,806	8,759
Net income (loss)	(529,952)	(57,900)	24,903
Less: net income attributable to the noncontrolling interest	(818)	(1,514)	(3,243)
Net income (loss) attributable to Exterran stockholders	$(530,770)	$(59,414)	$21,660

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(3.06)	$(1.00)	$0.20
Income (loss) from discontinued operations attributable to Exterran stockholders	(5.60)	0.03	0.13
Net income (loss) attributable to Exterran stockholders	$(8.66)	$(0.97)	$0.33

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(3.06)	$(1.00)	$0.20
Income (loss) from discontinued operations attributable to Exterran stockholders	(5.60)	0.03	0.13
Net income (loss) attributable to Exterran stockholders	$(8.66)	$(0.97)	$0.33

Weighted average common and equivalent shares outstanding:
Basic	61,277	61,209	65,217
Diluted	61,277	61,209	65,904

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(187,447)	$(61,220)	$12,901
Income (loss) from discontinued operations, net of tax	(343,323)	1,806	8,759
Net income (loss) attributable to Exterran stockholders	$(530,770)	$(59,414)	$21,660

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Revenues:
North America contract operations	$178,455	$194,393	$194,607
International contract operations	95,448	90,679	91,768
Aftermarket services	78,504	75,531	92,957
Fabrication	325,561	342,609	394,044
Total	$677,968	$703,212	$773,376

Gross Margin (1):
North America contract operations	$104,035	$110,688	$108,304
International contract operations	57,551	57,874	55,301
Aftermarket services	16,726	15,777	19,262
Fabrication	50,000	55,895	38,760
Total	$228,312	$240,234	$221,627

Selling, General and Administrative	$86,380	$85,111	$89,582
% of Revenues	13%	12%	12%

EBITDA, as adjusted (1)	$151,365	$163,924	$144,712
% of Revenues	22%	23%	19%

Capital Expenditures	$106,075	$122,502	$119,333
Less: Proceeds from Sale of PP&E	(10,256)	(3,194)	(23,724)
Net Capital Expenditures	$95,819	$119,308	$95,609

Gross Margin Percentage:
North America contract operations	58%	57%	56%
International contract operations	60%	64%	60%
Aftermarket services	21%	21%	21%
Fabrication	15%	16%	10%
Total	34%	34%	29%

Total Available Horsepower (at period end):
North America contract operations	4,340	4,576	4,504
International contract operations	1,214	1,180	1,129
Total	5,554	5,756	5,633

Total Operating Horsepower (at period end):
North America contract operations	3,125	3,308	3,472
International contract operations	1,037	1,018	1,053
Total	4,162	4,326	4,525

Total Operating Horsepower (average):
North America contract operations	3,207	3,389	3,497
International contract operations	1,037	1,041	1,044
Total	4,244	4,430	4,541

Horsepower Utilization (at period end):
North America contract operations	72%	72%	77%
International contract operations	85%	86%	93%
Total	75%	75%	80%

Fabrication Backlog:
Compression & accessory	$291,633	$354,816	$327,288
Production & processing equipment	652,772	695,792	821,090
Total	$944,405	$1,050,608	$1,148,378

Debt to Capitalization:
Debt	$2,509,777	$2,553,908	$2,273,087
Exterran stockholders' equity	1,570,256	1,980,704	3,239,728
Capitalization	$4,080,033	$4,534,612	$5,512,815
Total Debt to Capitalization	61.5%	56.3%	41.2%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Reconciliation of GAAP to Non-GAAP Financial Information:

Income (loss) from continuing operations	$(186,629)	$(59,706)	$16,144
Depreciation and amortization	85,903	82,073	81,671
Fleet impairment	86,684	-	-
Restructuring charges	8,076	7,304	-
Investment in non-consolidated affiliates impairment	567	96,556	-
Goodwill impairment	150,778	-	-
Interest expense	29,163	26,734	30,125
Merger and integration expenses	-	-	1,458
Provision for (benefit from) income taxes	(23,177)	10,963	15,314
EBITDA, as adjusted (1)	151,365	163,924	144,712
Selling, general and administrative	86,380	85,111	89,582
Equity in (income) loss of non-consolidated affiliates	567	91,117	(6,962)
Investment in non-consolidated affiliates impairment	(567)	(96,556)	-
Other (income) expense, net	(9,433)	(3,362)	(5,705)
Gross Margin (1)	$228,312	$240,234	$221,627

Net income (loss) attributable to Exterran stockholders	$(530,770)	$(59,414)	$21,660
(Income) loss from discontinued operations	343,323	(1,806)	(8,759)
Charges, after-tax:
Fleet impairment	55,153	-	-
Restructuring charges	5,344	4,675	-
Investment in non-consolidated affiliates impairment	567	88,156	-
Goodwill impairment	150,778	-	-
Merger and integration expenses	-	-	948
Net income from continuing operations attributable to Exterran stockholders, excluding charges	$24,395	$31,611	$13,849

Diluted Income (loss) from continuing operations attributable to Exterran stockholders	$(3.06)	$(1.00)	$0.20
Adjustment for charges, after-tax, per common share	3.45	1.51	0.01
Diluted net income from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$0.39	$0.51	$0.21

(1) Management believes disclosure of EBITDA, as adjusted, diluted income (loss) attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted income per common share from continuing operations, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008

Revenue	$45,077	$48,233	$34,999

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	20,176	22,182	15,937
Depreciation and amortization	8,678	8,334	5,811
Fleet impairment	2,995	-	-
Selling, general and administrative	5,551	6,001	4,745
Interest expense	4,805	4,819	3,445
Other (income) expense, net	-	27	(1,129)
Total costs and expenses	42,205	41,363	28,809
Income before income taxes	2,872	6,870	6,190
Income tax expense	134	149	111
Net income	$2,738	$6,721	$6,079

General partner interest in net income	$304	$383	$186

Limited partner interest in net income	$2,434	$6,338	$5,893

Weighted average limited partners' units outstanding:
Basic	19,107	19,101	16,679

Diluted	19,113	19,103	16,779

Earnings per limited partner unit:
Basic	$0.13	$0.33	$0.35

Diluted	$0.13	$0.33	$0.35

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,		March 31,		June 30,
	2009		2009		2008

Revenue	$45,077		$48,233		$34,999

Gross Margin, as adjusted (1)	$26,353		$28,704		$22,561

EBITDA, as further adjusted (1)	$21,077		$22,766		$20,313
% of Revenue	47%		47%		58%

Capital Expenditures	$4,152		$7,201		$7,503
Proceeds from Sale of Compression Equipment	-		-		5,275
Net Capital Expenditures	$4,152		$7,201		$2,228

Gross Margin percentage, as adjusted	58%		60%		64%

Distributable cash flow (2)	$12,714		$13,226		$14,039

Distributions per Limited Partner Unit	$0.4625		$0.4625		$0.4250
Distribution to All Unitholders, including Incentive Distributions	$9,277		$9,271		$8,346
Distributable Cash Flow Coverage	1.37	x	1.43	x	1.68	x

	June 30,		March 31,		June 30,
	2009		2009		2008

Debt	$387,750		$400,250		$217,000
Total Partners' Capital	$175,205		$177,513		$151,214
Total Debt to Capitalization	69%		69%		59%
EBITDA, as further adjusted (1) to Interest Expense	4.4	x	4.7	x	5.9	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$2,738	$6,721	$6,079
Income tax expense	134	149	111
Depreciation and amortization	8,678	8,334	5,811
Fleet impairment	2,995	-	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	1,452	2,653	3,499
Non-cash selling, general and administrative costs	275	90	1,368
Interest expense, net of interest income	4,805	4,819	3,445
EBITDA, as further adjusted (1)	21,077	22,766	20,313
Cash selling, general and administrative costs	5,276	5,911	3,377
Less: cap on selling, general and administrative costs provided by EXH	-	-	-
Less: other income, expense, net	-	27	(1,129)
Gross Margin, as adjusted for operating cost caps provided by EXH (1)	$26,353	$28,704	$22,561
Other (income), expense, net	-	(27)	1,129
Less: Gain on sale of compression equipment	-	-	(1,119)
Less: Cash interest expense	(4,677)	(4,686)	(3,286)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(5,276)	(5,911)	(3,377)
Less: Income tax expense	(134)	(149)	(111)
Less: Maintenance capital expenditures	(3,552)	(4,705)	(1,758)
Distributable cash flow (2)	$12,714	$13,226	$14,039

Cash flows from operating activities	$22,773	$11,222	$11,824
Amortization of debt issuance cost	(91)	(95)	(88)
Amortization of fair value of acquired interest rate swaps	(37)	(38)	(71)
Cap on operating and selling, general and administrative costs provided by EXH	1,452	2,653	3,499
Interest expense, net of interest income	4,805	4,819	3,445
Cash interest expense	(4,677)	(4,686)	(3,286)
Maintenance capital expenditures	(3,552)	(4,705)	(1,758)
Change in current assets/liabilities	(7,959)	4,056	474
Distributable cash flow (2)	$12,714	$13,226	$14,039

Net income	$2,738	$6,721	$6,079
Fleet impairment	2,995	-	-
Net income, excluding charge	$5,733	$6,721	$6,079

Diluted earnings per limited partner unit	$0.13	$0.33	$0.35
Adjustment for charge per limited partner unit	0.15	-	-
Diluted earnings per limited partner unit, excluding charge (1)	$0.28	$0.33	$0.35

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008

Total Available Horsepower (at period end)	1,034	1,041	742

Total Operating Horsepower (at period end)	840	887	651

Average Operating Horsepower	859	900	652

Horsepower Utilization:
Spot (at period end)	81%	85%	88%
Average	83%	87%	89%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,917	1,812	1,624

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,234	4,464	4,393

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	45%	41%	37.0%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,066	3,247	3,401

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	63%	56%	48%